Exhibit 5.1

July 22, 2024

Blue Ridge Bankshares, Inc.

1801 Bayberry Court

Suite 101

Richmond, Virginia 23226

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Blue Ridge Bankshares, Inc., a Virginia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the proposed offer and sale of up to 96,809,999 shares (the “Securities”) of the Company’s common stock, no par value per share (the “Common Stock”), consisting of (i) 53,922,000 shares (the “Common Shares”) of Common Stock issued and outstanding on the date hereof, (ii) 26,195,999 shares (the “Warrant Shares”) of Common Stock issuable upon the exercise of warrants, dated April 3, 2024 and June 13, 2024, to purchase Common Stock (the “Common Warrants”), (iii) 10,928,000 shares (the “Underlying Shares”) of Common Stock issuable upon the conversion or exchange of 2,732 shares of the Company’s Mandatorily Convertible Cumulative Perpetual Preferred Stock, Series C, par value $50.00 per share (the “Series C Preferred Stock”), and (iv) 5,764,000 shares (the “Underlying Warrant Shares”) of Common Stock issuable upon the exercise of a warrant, dated April 3, 2024, to purchase Series C Preferred Stock (the “Series C Warrant”) following such conversion or exchange, by the selling shareholders identified in the Registration Statement.

In our capacity as the Company’s special counsel and as a basis for the opinions hereinafter expressed, we have examined the Registration Statement and such corporate proceedings, records and documents as we have deemed necessary or advisable in connection with the opinion set forth herein. In rendering this opinion, we have assumed, with your permission and without independent verification or inquiry, (i) the genuineness of all signatures on all documents, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the authentic originals of all documents submitted to us as copies, (iv) the legal capacity of all natural persons, (v) that the Registration Statement and any amendments thereto will have become effective (and will remain effective at the time of the offer, issuance and sale of the securities thereunder) and (vi) that any applicable prospectus or prospectus supplement describing such securities will be filed with the Commission to the extent required by applicable law and relevant rules and regulations of the Commission. Finally, we have assumed the accuracy of all other information provided to us by the Company during the course of our investigations, on which we have relied in issuing the opinion expressed below.

Based on and subject to the foregoing assumptions and other matters, and to the exceptions, exclusions, qualifications and other limitations set forth herein, it is our the opinion that (i) the Securities have been duly authorized, (ii) the Common Shares are validly issued, fully paid and non-assessable, (iii) the Warrant Shares, when issued upon exercise of the Common Warrants in accordance with their terms, will be validly issued, fully paid and non-assessable, (iv) the Underlying Shares, when issued upon conversion or exchange of the Series C Preferred Stock into Common Stock according to its terms and as described in the Registration Statement, will be validly issued, fully paid and non-assessable and (v) the Underlying Warrant Shares, when issued upon exercise of the Series C Warrant in accordance with its terms following such conversion or exchange of the Series C Preferred Stock into Common Stock, will be validly issued, fully paid and non-assessable.

Blue Ridge Bankshares, Inc.

July 22, 2024

The foregoing opinion is limited in all respects to the application of the laws of the Commonwealth of Virginia, and we express no opinion as to the effect of the laws of any other jurisdiction. Our opinion is expressed as of the date hereof, and we do not assume any obligation to update or supplement our opinion to reflect any fact or circumstance subsequently arising or any change in law subsequently occurring.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

/s/ WILLIAMS MULLEN